Exhibit 10.1

SEVERANCE AGREEMENT AND GENERAL RELEASE

This Severance Agreement and General Release (“Agreement”) is made between Joe R. Eulberg (“Employee”) and BEF MANAGEMENT, INC., an Ohio corporation (“Bob Evans” or the “Company”).

WHEREAS, the parties acknowledge it is in their individual and mutual best interests to fully dispose of any and all claims between them arising out of Employee’s employment with and separation from the Company;

NOW, THEREFORE, in exchange for and in consideration of the following mutual covenants and promises, the undersigned parties, intending to be legally bound, hereby agree as follows:

1. Separation Date. Employee and Bob Evans acknowledge and agree that the Employee’s last day of employment with the Company is May 15, 2015 (“Separation Date”).

2. Consideration for Release. In consideration for Employee’s (i) release of any and all claims Employee may have against the Company, if any, and (ii) adherence to each of the terms and conditions of this Agreement and provided that Employee has executed this Agreement and has not later revoked the Agreement as provided herein, the Parties agree that subject to Section 7 herein, the Company shall pay Employee: (x) 26 even payments over a period of fifty-two weeks in the total amount of Three Hundred Eleven Thousand Two Hundred Forty Dollars and 02/100 Cents ($311,240.02), representing a severance amount equivalent to fifty-two weeks of salary, (y) a one-time lump sum payment (concurrent with the first payment provided under subsection (x) above), equal to Ten Thousand Nine Hundred Sixty Dollars and 13/100 Cents ($10,960.13), representing the Benefits Offset, and (z) a one-time lump sum payment (concurrent with the first payment provided under subsection (x) above) equal to Twenty Two Thousand Two Hundred Seventy Six Dollars ($22,276.00) representing your Fiscal Year 2015 bonus, in each case less appropriate deductions and tax withholding amounts. As used herein, the term “Benefits Offset” shall mean an amount equal to the difference between the premium cost for COBRA coverage for the Employee and the amount the Employee would have been charged by the Company for comparable insurance coverage for a period of twelve months and assuming Employee had remained employed by the Company (all as determined by the Company in the reasonable exercise of its discretion). Except as may be required under Paragraph 23, payments will commence within fifteen (15) business days after Bob Evans receives a signed and notarized original Agreement as more fully set forth in Paragraph 14.2 below, but in no event prior to May 15, 2015.

3. Other Benefits, Plans and Agreements. All other benefits and remuneration of any kind, including bonus plans, life insurance and long term disability insurance, perquisites (i.e., company car and/or car and gas allowances), shall terminate effective on the Separation Date, except (i) medical and dental insurance coverage, including flexible spending account and employee assistance program access, if any, which will terminate on May 31, 2015; (ii) any vested rights Employee may have in any outstanding equity awards, Bob Evans’ 401(k)

Retirement Plan, the Bob Evans Farms Third Amended and Restated Executive Deferral Program (“BEEDP”), and the Bob Evans Farms, Inc. and Affiliates Third Amended and Restated Supplemental Executive Retirement Plan (“SERP”) (all of which shall be governed according to the terms of their respective plans and/or award agreement); (iii) indemnification rights, if any, under the Company’s Bylaws or separate agreement; and (iv) as otherwise provided for in this Agreement. Additionally, the Company shall cause the acceleration of Three Thousand Eight Hundred Sixty-Three (3863) restricted stock awards / restricted stock units which were unvested and subject to forfeiture on the Separation Date (subject to any applicable tax considerations, the “Stock Acceleration”), with all other unvested stock awards / stock units to be immediately forfeited. Employee acknowledges and agrees that the Company has paid Employee all wages, salary, benefits and other compensation (including any accrued but unpaid vacation pay) to which Employee is entitled and owed. Moreover, except as provided for in this Agreement, Employee shall not be entitled to receive any other compensation or benefits of any sort from the Company and its affiliates, or their respective officers, directors, employees, agents, insurance companies, attorneys, shareholders, or subsidiaries for, without limitation, salary, vacation, bonuses, stock, stock options, health care continuation coverage or any other compensation or benefits. Employee also understands and agrees that, by entering into this Agreement, any and all rights Employee had, has or may hereafter have, under any and all change in control agreements between Employee and the Company are hereby revoked, extinguished and released.

4. Confidential Information and Company Property.

4.1. Without the written consent of the Company, Employee shall not use, divulge, furnish, copy, disclose or make accessible (other than for the benefit of the Company and its affiliates) to any person or organization in any form or manner for use in any way any Confidential Information (as defined herein) of the Company or its affiliates.

4.2. As used in this Agreement, “Confidential Information” means any and all confidential or proprietary information of the Company and its affiliates, including without limitation: trade secrets (as defined by the laws of the State of Ohio); business plans; financial information; accounting data; employment or employee-related information; marketing plans and information; sales information (including sales records, plans and projections); pricing information; supplier and customer (current and prospective) information; product information (including new products, recipes, formulas and samples); information related to the siting of new or existing restaurants; information related to the design or construction of the Company’s restaurants or plants; manufacturing processes; hiring and recruitment information; all information relating to the Company’s goods and services; research and development information; legal information (including legal issues, cases and strategies) or other information, technology, data and materials, disclosed verbally or in writing by the Company and its affiliates to Employee. “Confidential Information” does not include information that is or becomes generally available to the public, other than through disclosure by Employee.

4.3. Employee acknowledges that any information shall be presumed to be Confidential Information if the Company takes or has taken measures designed to prevent it, in the ordinary course of business, from being available to persons other than those selected by the Company to have access thereto for limited purposes.

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4.4. All information disclosed to Employee or to which Employee obtains or has obtained access to during the period of Employee’s employment, which Employee has a reasonable basis to believe to be Confidential Information, shall be presumed to be Confidential Information.

4.5. Immediately upon Employee’s separation from the Company, all records of Confidential Information, including, but not limited to, all notes, emails, memos, plans, records, letters, reports or other tangible materials, including copies thereof, in Employee’s possession, and including any and all documents and copies thereof provided to Employee’s attorney, whether prepared by Employee or by others, shall be left with, or delivered by Separation Date to the Company. Further, immediately upon the Separation Date, Employee shall return to Company any and all property of Company in Employee’s possession, including, but not limited to, Employee’s company car, cellular phone, keys, equipment, all documents, emails, Confidential Information and computer files (howsoever evidenced and stored, and whether on Employee’s personal computer, cloud-based storage, PDA, phone or otherwise). Employee acknowledges and understands that the Company’s obligation to pay Employee the severance benefits identified in Paragraph 2 together with the Stock Acceleration is expressly conditioned upon Employee’s adherence to the terms of this Agreement, including the provisions of this Paragraph. Notwithstanding the foregoing, Employee may retain any and all documents relating to his/her compensation and benefits, including, but not limited to, documents relating to the health insurance plan, outstanding equity awards, the 401(k) Retirement Plan, the SERP, and the BEEDP.

4.6. Employee agrees, unless compelled by legal process, not to discuss with any person or entity, including without limitation any current, future or former employees of the Company and its affiliates (collectively, “Company Employees”), any information concerning: any Confidential Information, including the business sensitive policies, personnel or business practices of the Company and/or any of its affiliates, and its or their past, present or future stockholders, officers, directors, parents, subsidiaries, divisions, successors, assigns, employees, managers, members, agents or representatives (collectively, “Related Parties”). If Employee is compelled to give testimony pursuant to legal process, Employee shall immediately notify the Company as soon as Employee becomes aware of such legal process pursuant to Paragraph 22. The above notwithstanding, nothing in this Agreement prohibits Employee from communicating directly with the U.S. Securities and Exchange Commission (the “SEC”) or any governmental agency, or any member of their staffs, about any possible violation of federal securities law or making any disclosure protected under the whistleblower provisions of federal law or regulation. Employee does not need the approval of the Company prior to communicating directly with the SEC, other governmental agency, or their staffs related to any such protected disclosures. Employee, however, further acknowledges that the Employee has no reason to believe that the Company is in violation of federal securities laws or regulations, or any other federal law or regulation, nor does the Employee have any knowledge of any violation, possible violation or series of facts and circumstances on the part of / attributable to the Company which could give rise to a whistleblower claim under federal or state law or applicable regulations.

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4.7. Employee understands and agrees that, even after his/her employment with the Company ends, Employee is still bound by the provisions of the Company’s “Policy Statement Against Insider Trading,” which provides, in relevant part, that:

This Policy Statement continues to apply to your transactions in our securities even after your service with us ends. If you are aware of material nonpublic information when your service ends with us, you may not disclose such information or otherwise trade in our securities until that information has become public or is no longer material.

5. Cooperation. Employee agrees to cooperate fully with the Company in its defense of any lawsuit, investigation, proceeding or third party request for information filed/requested over matters that occurred during the tenure of Employee’s employment with the Company, and agrees to provide full and accurate information with respect to same. Employee further agrees not to provide any information to any outside parties concerning the Company and its Related Parties, unless compelled to do so by valid subpoena or other court order, and in such case only after first notifying the Company in advance of such subpoena or court order pursuant to Paragraph 22 and permitting the Company a minimum of five (5) business days to respond or object.

6. Confidentiality. Employee agrees not to, at any time, talk about, write about or otherwise publicize or disclose to any third party the terms of this Agreement or any fact concerning its negotiation, execution or implementation, except with (i) an attorney, accountant, or other advisor engaged by Employee to advise him/her; (ii) the Internal Revenue Service or other governmental agency; and (iii) his/her immediate family, providing that all such persons agree in advance to keep said information confidential and not to disclose it to others. Nothing in this Paragraph shall be construed to prohibit Employee from disclosing to potential employers the existence of this Agreement and the general nature of its provisions.

7. New Employment. Employee covenants and agrees that at any time after Employee’s Separation Date and for a period of one year thereafter, if Employee accepts new employment, directly or indirectly, as an employee, consultant, agent, principal, partner, officer, director, member, owner or manager (collectively “New Employment”), the amount of the monthly severance payment as provided in Section 2 above, shall be reduced by the corresponding monthly salary or other compensation amount Employee receives as a result of such New Employment, all as determined by the Company in the reasonable exercise its discretion. Employee covenants and agrees that Employee shall have a continuing obligation to advise the Company (pursuant to Paragraph 22 below) of any such New Employment during the 52 weeks following the date of this Agreement and prior to the date that Employee first begins such New Employment. To the extent that Employee should fail to so notify Company as provided in the preceding sentence, then the Company’s obligations to provide severance payments under Section 2 shall cease immediately and in their entirety.

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8. Non-Competition. Employee covenants and agrees that for a period of one (1) year following Employee’s Separation Date, Employee shall not, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, officer, director, member, manager or through any other kind of ownership (other than ownership of securities of publicly held corporations of which Employee owns less than three percent (3%) of any class of outstanding securities), membership, affiliation, association, or any other representative or individual capacity, engage in or render, or agree to engage in or render, any services to any Competing Business. For purposes of this Agreement, “Competing Business” shall mean any business in North America that (i) is engaged in the family dining restaurant industry or any other sector of the restaurant industry in which the Company is actively engaged or has taken substantial steps towards being actively engaged as of the Separation Date; (ii) produces and distributes food products to the extent the Company is actively engaged in such business or has taken substantial steps towards being engaged in such business as of the Separation Date; (iii) offers products that compete with products offered by the Company or any of its affiliates; (iv) offers products that compete with products the Company or its affiliates have taken substantial steps toward launching during Employee’s employment with the Company; or (v) is engaged in a line of business that competes with any line of business that the Company or its affiliates enter into, or have taken substantial steps to enter into, during Employee’s employment with the Company.

9. Agreement Not to Solicit Employees. Employee agrees that during the one-year (1) period following his/her Separation Date, Employee shall not, either directly or indirectly, on Employee’s own behalf or in the service or on behalf of others, solicit or attempt to solicit any person then employed by the Company or any of its affiliates, to seek employment with Employee or with any employer for which Employee works or is otherwise affiliated; nor shall Employee solicit, induce, recruit or cause any person employed by the Company to terminate his/her employment with the Company for the purpose of joining, associating, or becoming employed with any other business or activity of Employee or any employer for which Employee is affiliated.

10. No Disparagement. Each of Company, Related Parties and Employee agrees that such party shall not make or publish any statement (orally or in writing) that becomes or reasonably could be expected to become publicly known, which would libel, slander or disparage (whether or not such disparagement legally constitutes libel or slander) the other party.

11. Release of Claims.

11.1. In consideration of the receipt of the sums and covenants stated herein, Employee does hereby, on behalf of Employee, his/her heirs, administrators, executors, agents, and assigns, forever release, requite, and discharge the Company and its Related Parties, from any and all charges, claims, demands, judgments, actions, causes of action, damages, expenses, costs, attorneys’ fees, and liabilities of any kind whatsoever, whether known or unknown, vested

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or contingent, in law, equity or otherwise, which Employee has ever had or now has against said Company and its Related Parties for or on account of any matter, cause or thing whatsoever which has occurred prior to the date Employee signed this Agreement, including, without limiting the generality of the foregoing, any and all claims which are related to Employee’s employment with the Company and the termination thereof, and any and all rights which Employee has or may have under the Age Discrimination in Employment Act, as amended; the Older Worker Benefit Protection Act; the Fair Labor Standards Act; the Family and Medical Leave Act; Title VII of the Civil Rights Act of 1964, as amended by the Equal Employment Opportunity Act of 1972; the Civil Rights Act of 1991; the Employee Retirement Income Security Act, 29 U.S.C. §1001 et seq.; 42 U.S.C. §1981; the Americans With Disabilities Act; Ohio Revised Code Chapters 4109, 4111, 4112 and 4113, the Ohio Constitution, as and to the extent any of the foregoing are amended or modified, and other federal, state and local laws, statutes or regulations which regulate or pertain to employment; and the laws of contract, torts, estoppel and other subjects. Nothing contained herein shall be construed as a waiver or release of Employee’s vested rights in the Company’s 401(k) Retirement Plan, any outstanding equity awards, the SERP, the BEEDP, indemnification rights, or rights under this Agreement.

11.2. It is hereto agreed that this Agreement constitutes, among other things and except to the extent that rights are retained as noted above, a full and complete release of any and all claims which Employee may have against the Company or its Related Parties, upon or by reason of any matter or thing whatsoever which has occurred prior to the signature date of this Agreement, including without limitation all age discrimination claims under the Age Discrimination in Employment Act, as amended, and it is the intention of the parties hereto that this Agreement is and shall be a complete and absolute defense to anything released hereunder. Employee expressly and knowingly waives his/her right to file any civil action, as a class member or individually, or to receive any monetary award arising therefrom related to any claims Employee may have against the Company or its Related Parties which are released hereunder, including without limitation any matters arising out of or relating to Employee’s employment with or separation from Bob Evans.

11.3. Notwithstanding the foregoing provisions of Paragraph 11, Employee understands that Employee is not waiving any claims and rights that may arise after the date of this waiver. Employee further understands that this does not limit Employee’s right to file a charge with an agency or to participate in any agency’s investigation; however, Employee waives his/her right to recover any damages should any agency ever pursue a claim on Employee’s behalf. Employee further understands that this does not limit Employee’s right to seek a judicial determination of the validity of this waiver or to test the knowing and voluntary nature of this waiver.

12. No Acknowledgment of Liability. It is understood that this Agreement is, among other things, a compromise of disputed claims, and no party, by entering into this Agreement, acknowledges the validity of the other’s claims or defenses, and the above-mentioned payments and covenants are not, and should not be construed as, an admission or acknowledgment by the Company or its Related Parties of any liability whatsoever to Employee or any other person or entity.

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13. Remedies for Breach by Employee. Employee agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Paragraphs 4, 5, 6, 8, 9 and 10. Employee agrees that any breach of this Agreement by Employee would cause the Company and/or its Related Parties great and irreparable injury and damage, the actual amount of which cannot be reasonably or adequately compensated in damages in an action at law. Employee acknowledges that the Company shall, therefore, be entitled, in addition to any other remedies that it may have under this Agreement or at law, to receive injunctive and other equitable relief (including without limitation specific performance) to enforce any of the rights and privileges of the Company or any of the covenants or obligations of the Employee hereunder. In addition to any and all other remedies available to the Company, Employee agrees that the Company shall be entitled to recover from Employee liquidated damages in an amount no less than Twenty-Five Thousand Dollars ($25,000.00) per breach of this Agreement; provided further, to the extent of a breach of Paragraph 7 hereunder, Company’s obligations to make any further severance payments shall cease entirely and immediately. Nothing contained herein, and no exercise by the Company of any right or remedy, shall be construed as a waiver by the Company of any other rights or remedies that the Company may have.

14. Employee’s Acknowledgments.

14.1. Employee states and represents that he/she has carefully read this Agreement and knows the contents thereof, and that Employee has executed the same as his/her own free act and deed.

14.2 Employee acknowledges that he/she has been and is hereby advised in writing to consult with an attorney concerning this Agreement and that Employee had the opportunity to seek the advice of legal counsel in connection with the negotiation and execution of this Agreement. Employee further acknowledges that he/she has had the opportunity to ask questions about each and every provision of this Agreement and that Employee fully understands the effect of the provisions contained in this Agreement upon his/her legal rights. Employee acknowledges that he/she has been given forty-five (45) days from the date of receipt of the Agreement to consider whether to sign the Agreement, and that Employee may revoke his/her signature at any time before expiration of seven (7) days after Employee signs the Agreement.

Employee further acknowledges that attached to this Agreement as Exhibit A is a list of the job titles and ages of all individuals selected for termination and a list of the job titles and ages of all individuals not selected for termination.

To accept the terms of this Agreement, Employee must return a signed and notarized original Agreement to Debbie Wickline, Bob Evans Farms, 8111 Smith’s Mill Road, New Albany, OH 43054. To revoke his/her signature and the Agreement, Employee shall notify the Company pursuant to Paragraph 22 by no later than 5:00 p.m. EST on the seventh (7th) day after Employee signs the Agreement. This Agreement becomes effective upon the expiration of seven (7) days after Employee signs the Agreement provided Employee has not sooner revoked his/her signature. The above notwithstanding, Employee acknowledges that the Company will not acknowledge as valid any Employee signature occurring prior to the Separation Date.

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In the event Employee signs this Agreement and returns it to the Company in less than the 45 day period identified above, Employee acknowledges that he/she has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. The parties agree that changes to this Agreement, whether material or immaterial, do not restart the running of the 45 day period.

14.3 Employee agrees that he/she has: (i) received all compensation due Employee as a result of services performed for the Company with the receipt of his/her final paycheck; (ii) reported to the Company any and all work-related injuries incurred by Employee during his/her employment by the Company; and (iii) been provided any leave of absence due on account of Employee’s or a family member’s health condition and has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave. Consequently, Employee acknowledges that the Employee has no knowledge of any violation, possible violation or series of facts and circumstances on the part of / attributable to the Company which could give rise to a claim under the Fair Labor Standards Act, Family and Medical Leave Act, or Ohio Worker’s Compensation Law or applicable regulations.

14.4 Employee agrees that he/she is solely liable for any and all income tax, other taxes, or assessments owed by Employee in connection with any payment made pursuant to this Agreement. Employee further warrants that he/she is not a Medicare beneficiary as of the date of this release and that, as a result, no conditional payments have been made by Medicare.

15. Successors and Assigns. Employee’s obligations and agreements under this Agreement shall be binding on the Employee’s heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of the Company. The Company’s obligations and agreements under this Agreement shall be binding upon the Company’s affiliates, divisions, successors, and assigns and shall inure to the benefit of Employee’s heirs, executors, and assigns.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without giving effect to any choice of law or conflict of law rules or provisions. If any provision or provisions hereof shall at any time be found or declared invalid or unenforceable, such finding or declaration shall not impair the remaining provisions hereof, but the same shall remain valid and enforceable.

17. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter hereof, except as otherwise provided herein. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding on any party hereto unless in writing and signed by the party affected.

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18. Waiver. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereof to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

19. Interpretation. In this Agreement, (i) the word “including” means including without limiting the generality of any description preceding such term and (ii) references to any agreement or plan means such agreement or plan as amended and modified and in effect from time to time in accordance with the terms of such agreement or plan.

20. Withholding Taxes. The Company may withhold from all compensation payable pursuant hereto all sums required to be withheld under all federal, state and city laws, or governmental regulation or ruling, with respect to payment of compensation, benefits or perquisites.

21. Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction that renders the provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

22. Notices. All notices or other communication required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or four (4) days after being mailed by registered or certified mail, return receipt requested, or one (1) day after being sent by private overnight courier addressed as set forth below, or if sent by facsimile transmission, on the first business day after transmission provided that an original copy has been deposited in the U.S. mail:

If to the Company, to:

BEF Management, Inc.

8111 Smith’s Mill Road

New Albany, OH 43054

Attention: Jim Roberts, Vice President & Associate General Counsel

Fax: (614) 409-2261

Or to such other address as such party may indicate by a notice delivered to the other party hereto.

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23. Code Section 409A. This Agreement shall be interpreted and construed to reflect the intent of the Company that this Agreement be classified as a short-term deferral arrangement exempt from the provisions of Code Section 409A. Nothing in this Agreement shall provide a basis for any person to take action against the Company based on matters covered by Code Section 409A, including the tax treatment of this Agreement, and the Company shall not under any circumstances have any liability to the Employee, or other person for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Code Section 409A. In accordance with Code Section 409A, to the extent that the total time period described in Paragraph 14.2 (both the consideration and revocation periods) begins in one calendar year and ends in a second calendar year, no payment under this Agreement shall be made, or begin to be made, until the second calendar year.

Employee acknowledges that he/she has carefully read and fully understands all the provisions of this Agreement, that Employee has been given forty (45) days in which to consider this Agreement and will have seven (7) days to revoke acceptance after signing this Agreement. Employee is advised to consult with an attorney of Employee’s own choosing before signing this Agreement. The above notwithstanding, Employee acknowledges that the Company will not accept as valid any Employee signature occurring prior to the Separation Date and the Employee covenants not to execute this Agreement prior to such date. Additionally, the Employee acknowledges that the Employee has been advised that the Employee will be provided, on or before the Separation Date, necessary attachments / exhibits to this Agreement which reference affected / unaffected Company employees to ensure compliance with the Age Discrimination in Employment Act / Older Worker’s Benefit Protection Act.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ THIS SEVERANCE AGREEMENT AND GENERAL RELEASE AND UNDERSTANDING THE TERMS CONTAINED HEREIN, DOES KNOWINGLY, VOLUNTARILY, AND FREELY SIGN AS OF THE DATE SET FORTH BELOW.

Joe R. Eulberg and the Company hereby enter into this Severance Agreement and General Release as indicated by their signatures below.

/s/ Joe R. Eulberg
Joe R. Eulberg

STATE OF OHIO	:	SS
COUNTY OF FRANKLIN	:

The foregoing instrument was acknowledged before me this 23rd day of June, 2015 by Joe R. Eulberg.

/s/ Joseph F. Stask
Notary Public

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BEF MANAGEMENT, INC.

By:	/s/ Mark E. Hood
Its:	Co-Interim CEO and Chief Financial Officer

STATE OF OHIO	:	SS
COUNTY OF FRANKLIN	:

The foregoing instrument was acknowledged before me this 25th day of June, 2015 by Mark E. Hood, Co-Interim CEO and Chief Financial Officer, of BEF Management, Inc. on behalf of the Company.

/s/ Marla Goins
Notary Public

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